UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2015

TUMBLEWEED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	0-22315	34-1413104
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Floor, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 247-0581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barry Regenstein as Interim Chief Financial Officer.  On March 23, 2015, Tumbleweed Holdings, Inc., a Utah corporation (the “Company”), entered into a Services Agreement with Barry Regenstein, effective as of April 1, 2015 appointing Mr. Regenstein as the Interim Chief Financial Officer.

Resignation of Seth Lukash as Interim Chief Financial Officer. Effective on April 1, 2015, Seth Lukash will resign as the Interim Chief Financial Officer of the Company.

Mr. Regenstein, 58, most recently served as President and Chief Financial Officer of Command Security Corporation (NYSE MKT: MOC), a provider of uniformed security officers and aviation security services to commercial, financial, industrial, aviation and governmental customers throughout the United States from 2004 to 2013. Previously, he was Senior Vice President and Chief Financial Officer for GlobeGround North America, a provider of ground handling services to airlines and airports in the US and Canada from 2001 to 2003. Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982. Mr. Regenstein has financial and operational experience in the aviation, business services, security, transportation and technology industries. He is a Certified Public Accountant and a graduate of the University of Maryland, and he earned a Master’s degree in Taxation from Long Island University.

Mr. Regenstein’s services agreement provides for a twelve-month term, renewable on a annual basis unless terminated by either party thereto, compensation of $12,500 for preparation of the Company’s quarterly reporting on Form 10-Q and annual reporting on Form 10-K, supplemental compensation to be agreed upon by the Company and Mr. Regenstein for additional work requested by the Company, as defined, and 4,000,000 shares of the Company’s restricted common stock which shall vest equally on a monthly basis over the twelve (12) month term of the Services Agreement.

On March 23, 2015, the Company also entered into an Advisory Board Agreement (“Advisory Agreement”) with Mr. Regenstein that would extend beyond the term of Mr. Regenstein’s employment. Pursuant to the Advisory Agreement, the Mr. Regenstein agreed to provide advisory services to the Board and officers of the Company on various business matters for one (1) year in exchange for 1,650,000 shares of the Company’s restricted common stock. These restricted shares will be vested after one (1) year, with a one (1) year lock-up period after vesting. The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

The foregoing is a summary of the material terms of Mr. Regenstein’s services and advisory board agreements and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description is qualified in its entirety by reference to the full text of Mr. Regenstein’s Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference and Advisory Board Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Services Agreement, dated March 23, 2015, by and between Barry Regenstein and Tumbleweed Holdings, Inc.

10.2	Advisory Board Agreement, dated as of March 23, 2015, by and between Barry Regenstein and Tumbleweed Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TUMBLEWEED HOLDINGS, INC.

Dated: March 30, 2015	By:	/s/ Gary Herman

Gary Herman
Chief Executive Officer